Exhibit 23.1

DKM Certified Public Accountants	2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

I consent only to the inclusion in Form 10-Q for the period ending December 31, 2012, the financial statements of mLight Tech, Inc. for the quarter ending December 31, 2012.

/s/ Drake, Klein & Messineo, CPAs PA

Clearwater, Florida

January 23, 2013

PCAOB Registered

AICPA Member